Exhibit 15(ii) under Form N-1A
                                      Exhibit 1 under Item 601 601 Reg S/K


                                   EXHIBIT C

                                     TO THE

                                      PLAN

                           INTERNATIONAL SERIES, INC.

                           (FORMERLY FT SERIES, INC.)

                           INTERNATIONAL EQUITY FUND

                                 CLASS B SHARES

                           INTERNATIONAL INCOME FUND

                                 CLASS B SHARES



    This Plan is adopted by International Series, Inc. (formerly FT Series, Inc.) with respect to the Class of Shares of the portfolios of the Corporation set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of International Equity Fund and Class B Shares of International Income Fund held during the month.

    Witness the due execution hereof this 1st day of September, 1994.


                                 INTERNATIONAL SERIES, INC.



                                 By:/s/ Glen R. Johnson